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                                                                     EXHIBIT 5.1

                         GALLOP, JOHNSON & NEUMAN, L.C.
                            101 S. Hanley, Suite 1700
                            St. Louis, Missouri 63105

                                  July 20, 2005


Board of Directors
LMI Aerospace, Inc.

         Re:      Registration Statement on Form S-8
                  LMI Aerospace, Inc. 2005 Long-Term Incentive Plan

Ladies and Gentlemen:

         We have served as counsel to LMI Aerospace, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement of Form S-8 (The "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 1,200,000 shares of common stock of the Company, par value $.02 per share (the "Shares") reserved for issuance in accordance with the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan (the "Plan").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, the undersigned is of the opinion that:

                  1. The Company is corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri; and

                  2. The Shares being offered by the Company, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of the opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                                              Very truly yours,

                                              /s/ GALLOP, JOHNSON & NEUMAN, L.C.

                                              GALLOP, JOHNSON & NEUMAN, L.C.